The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

Subject to completion dated June 11, 2024

Pricing supplement To prospectus dated April 13, 2023, prospectus supplement dated April 13, 2023, product supplement no. 4-I dated April 13, 2023 and prospectus addendum dated June 3, 2024	Registration Statement Nos. 333-270004 and 333-270004-01 Dated June , 2024 Rule 424(b)(2)
JPMorgan Chase Financial Company LLC

Structured Investments	$ Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks due June 15, 2026 Fully and Unconditionally Guaranteed by JPMorgan Chase & Co. General

•	The notes are designed for investors who seek a return of at least 1.50 times any appreciation of the performance of a basket of 33 Reference Stocks comprised of U.S.-listed companies, up to a maximum return of at least 30.00%*.
•	Investors should be willing to forgo interest and dividend payments and, if the Ending Basket Level is less than the Starting Basket Level by more than 15.00%, be willing to lose some or all of their principal amount at maturity.
•	The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
•	Minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof

Key Terms

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket:	The Basket is comprised of Reference Stocks of 33 U.S.-listed companies (each, a “Reference Stock” and collectively, the “Reference Stocks”). The Bloomberg ticker symbol, issuers of the Reference Stocks, the relevant exchange on which it is listed, the Base Date Stock Weight, Base Date Stock Price and the closing price on the Strike Date of each Reference Stock are set forth under “The Basket” on page PS-2 of this pricing supplement.
Upside Leverage Factor:	At least 1.50. The actual Upside Leverage Factor will be provided in the pricing supplement and will not be less than 1.50.
Payment at Maturity:

If the Ending Basket Level is greater than the Starting Basket Level, at maturity you will receive a cash payment that provides you with a return per $1,000 principal amount note equal to the Basket Return multiplied by the Upside Leverage Factor, subject to the Maximum Return. Accordingly, if the Ending Basket Level is greater than the Starting Basket Level, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 × Basket Return × Upside Leverage Factor), subject to the Maximum Return

If the Ending Basket Level is equal to the Starting Basket Level or is less than the Starting Basket Level by up to 15.00%, you will be entitled to the full repayment of your principal amount at maturity.

If the Ending Basket Level is less than the Starting Basket Level by more than 15.00%, at maturity you will lose 1.17647% of the principal amount of your notes for every 1% that the Ending Basket Level is less than the Starting Basket Level by more than 15.00%. Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + [$1,000 × (Basket Return + 15.00%) × 1.17647]
You will lose some or all of your principal amount at maturity if the Ending Basket Level is less than the Starting Basket Level by more than 15.00%.
Maximum Return:	At least 30.00%*. For example, assuming a Maximum Return of 30.00%, if the Basket Return is equal to or greater than 20.00%, you will receive the Maximum Return of 30.00%, which entitles you to a maximum payment at maturity of $1,300.00 per $1,000 principal amount note that you hold.
*The actual Maximum Return and the actual maximum payment at maturity will be provided in the pricing supplement and will not be less than 30.00% and $1,300.00 per $1,000 principal amount note, respectively.
Buffer Amount:	15.00%
Downside Leverage Factor:	1.17647
Basket Return:	(Ending Basket Level – Starting Basket Level) Starting Basket Level
Starting Basket Level:	The Closing Level of the Basket on the Strike Date, which was 100.91
Ending Basket Level:	The Closing Level of the Basket on the Valuation Date
Base Date:	June 7, 2024
Strike Date:	June 10, 2024
Pricing Date:	On or about June 11, 2024
Original Issue Date:	On or about June 14, 2024 (Settlement Date)
Valuation Date*:	June 10, 2026
Maturity Date*:	June 15, 2026
CUSIP:	48135NGE0
Other Key Terms:	See “Additional Key Terms” in this pricing supplement
*	Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement.

Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Fees and Commissions (2)	Proceeds to Issuer
Per note	$1,000	$	$
Total	$	$	$
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2)	J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $15.00 per $1,000 principal amount note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement

If the notes priced today, the estimated value of the notes would be approximately $969.00 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $950.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.

The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Additional Terms Specific to the Notes

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 4-I dated April 13, 2023: https://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 13, 2023: https://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
•	Prospectus addendum dated June 3, 2024: http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Additional Key Terms

Closing Level of the Basket:

On the Base Date, the closing level of the Basket was set equal to 100. On any subsequent date, the closing level of the Basket will be calculated as follows:

100 × [1 + sum of (Stock Return of each Reference Stock × Stock Weight of that Reference Stock)]

A level of the Basket may be published on the Bloomberg Professional® service (“Bloomberg”) under the Bloomberg ticker “JPPBQAIN”. Any levels so published are for informational purposes only and are not binding in any way with respect to the notes. Although that level may appear under that Bloomberg ticker during the term of the notes, any such level may not be the same as the closing level of the Basket determined by the calculation agent on the Valuation Date. You will not have any rights or claims, whether legal or otherwise, relating to any information regarding that level (whether displayed on Bloomberg or elsewhere) with respect to the notes.

Stock Return:	With respect to each Reference Stock, on any trading day: (Final Stock Price – Base Date Stock Price) Base Date Stock Price
Stock Weight:	With respect to each Reference Stock, the weight of that Reference Stock in the Basket as of the Base Date, as specified under “The Basket – Stock Weight” in this pricing supplement. The effective weight of each Reference Stock in the Basket over the term of the notes will fluctuate.
Base Date Stock Price:	With respect to each Reference Stock, the closing price of one share of that Reference Stock on the Base Date, as specified in “The Basket” on page PS-2 of this pricing supplement. The Base Date Stock Price is not determined by reference to the closing price of the Reference Stock on the Pricing Date.
Final Stock Price:	With respect to each Reference Stock, on any relevant date, the closing price of one share of that Reference Stock on that date
Stock Adjustment Factor:	With respect to each Reference Stock, the Stock Adjustment Factor is referenced in determining the closing price of one share of that Reference Stock and is set initially at 1.0 on the Base Date. The Stock Adjustment Factor of each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting that Reference Stock. See “The Underlyings — Reference Stocks — Anti-Dilution Adjustments” and “The Underlyings — Reference Stocks — Reorganization Events” in the accompanying product supplement for further information.

JPMorgan Structured Investments —	PS-1
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

The Basket

The issuer of each Reference Stock, Bloomberg ticker symbol and the relevant exchange on which each Reference Stock is listed and the Stock Weight and the Base Date Stock Price of each Reference Stock are set forth below.

Reference Stock Issuer/Reference Stock		Bloomberg Ticker Symbol	Relevant Exchange	Stock Weight*	Base Date Stock Price**	Closing Price on the Strike Date
Accenture plc	Class A ordinary shares, par value $0.0000225 per share	ACN UN	New York Stock Exchange	3.0303%	$288.40	$290.43
Adobe Inc.	Common Stock, $0.0001 par value per share	ADBE UW	NASDAQ Stock Market	3.0303%	$465.43	$459.94
Advanced Micro Devices, Inc.	Common stock, par value $0.01 per share	AMD UW	The NASDAQ Global Select Market	3.0303%	$167.87	$160.34
Amazon.com, Inc.	Common stock, par value $0.01 per share	AMZN UW	The NASDAQ Global Select Market	3.0303%	$184.30	$187.06
Arista Networks, Inc.	Common Stock, $0.0001 par value	ANET UN	New York Stock Exchange	3.0303%	$296.79	$297.58
Broadcom Inc.	Common stock, par value $0.001 per share	AVGO UW	The NASDAQ Global Select Market	3.0303%	$1,406.64	$1,440.47
Cadence Design Systems, Inc.	Common Stock, $0.01 par value per share	CDNS UW	The NASDAQ Global Select Market	3.0303%	$294.42	$296.18
Salesforce, Inc.	Common Stock, par value $0.001 per share	CRM UN	New York Stock Exchange	3.0303%	$241.85	$241.84
CrowdStrike Holdings, Inc.	Class A common stock, par value $0.0005 per share	CRWD UW	NASDAQ Stock Market	3.0303%	$349.12	$374.57
Cisco Systems, Inc.	Common Stock, par value $0.001 per share	CSCO UW	NASDAQ Stock Market	3.0303%	$45.84	$45.85
Dell Technologies Inc.	Class C common stock, par value $0.01 per share	DELL UN	New York Stock Exchange	3.0303%	$129.97	$132.45
Fortinet, Inc.	Common stock, par value $0.001 per share	FTNT UW	New York Stock Exchange	3.0303%	$59.72	$60.09
General Motors Company	Common stock, par value $0.01	GM UN	New York Stock Exchange	3.0303%	$45.72	$47.57
Alphabet Inc.	Class A common stock, par value $0.001 per share	GOOGL UW	NASDAQ Global Select Market	3.0303%	$174.46	$175.01
HubSpot, Inc.	Common Stock, par value $0.001 per share	HUBS UN	New York Stock Exchange	3.0303%	$596.65	$595.92
International Business Machines Corporation	Capital stock, par value $0.20 per share	IBM UN	New York Stock Exchange	3.0303%	$170.01	$170.38
Meta Platforms, Inc.	Class A common stock, par value $0.000006 per share	META UW	NASDAQ Stock Market	3.0303%	$492.96	$502.60
Marvell Technology, Inc.	Common stock, par value $0.002 per share	MRVL UW	NASDAQ Global Select Market	3.0303%	$67.99	$69.47
Microsoft Corporation	Common stock, par value $0.00000625 per share	MSFT UW	NASDAQ Stock Market	3.0303%	$423.85	$427.87
Micron Technology, Inc.	Common stock, par value $0.10 per share	MU UW	NASDAQ Global Select Market	3.0303%	$130.94	$134.82
ServiceNow, Inc.	Common stock, par value $0.001 per share	NOW UN	New York Stock Exchange	3.0303%	$698.81	$709.15
NVIDIA Corporation	Common stock, par value $0.001 per share	NVDA UW	NASDAQ Global Select Market	3.0303%	$120.89	$121.79
ON Semiconductor Corporation	Common Stock, par value $0.01 per share	ON UW	NASDAQ Stock Market	3.0303%	$72.31	$73.50
Oracle Corporation	Common stock, par value $0.01 per share	ORCL UN	New York Stock Exchange	3.0303%	$125.92	$124.50
Palo Alto Networks, Inc.	Common stock, $0.0001 par value per share	PANW UW	NASDAQ Stock Market	3.0303%	$301.90	$309.05
UiPath, Inc.	Class A common stock, par value $0.00001 per share	PATH UN	New York Stock Exchange	3.0303%	$12.00	$12.01
QUALCOMM Incorporated	Common Stock, $.0001 par value	QCOM UW	NASDAQ Stock Market	3.0303%	$206.62	$209.35
Super Micro Computer, Inc.	Common Stock, $0.001 par value per share	SMCI UW	NASDAQ Global Select Market	3.0303%	$769.11	$786.86
Snowflake Inc.	Class A common stock, par value $0.0001 per share	SNOW UN	New York Stock Exchange	3.0303%	$131.21	$126.76
Toll Brothers, Inc.	Common Stock (par value $.01)	TOL UN	New York Stock Exchange	3.0303%	$117.09	$119.33

JPMorgan Structured Investments —	PS-2
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

Reference Stock Issuer/Reference Stock		Bloomberg Ticker Symbol	Relevant Exchange	Stock Weight*	Base Date Stock Price**	Closing Price on the Strike Date
Workday, Inc.	Class A Common Stock, par value $0.001	WDAY UW	NASDAQ Stock Market	3.0303%	$215.56	$212.73
Zoom Video Communications, Inc.	Class A Common Stock, $0.001 par value per share	ZM UW	NASDAQ Global Select Market	3.0303%	$62.84	$62.96
Zscaler, Inc.	Common Stock, $0.001 Par Value	ZS UW	NASDAQ Stock Market	3.0303%	$180.99	$183.91

* The Stock Weight of each Reference Stock reflects its weight in the Basket as of the Base Date.

** The Base Date Stock Price of each Reference Stock is the closing price of one share of that Reference Stock on the Base Date.

JPMorgan Structured Investments —	PS-3
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

What Is the Total Return on the Notes at Maturity, Assuming a Range of Performances for the Basket?

The following table and examples illustrate the hypothetical total return and the hypothetical payment at maturity on the notes. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. Each hypothetical total return or payment at maturity set forth below reflects an Upside Leverage Factor of at least 1.50, a Maximum Return of at least 30.00%, the Buffer Amount of 15.00%, the Downside Leverage Factor of 1.17647 and assumes a Starting Basket Level of 100. The actual Maximum Return will be provided in the pricing supplement and will not be less than 30.00%. Each hypothetical total return or payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table and in the examples below have been rounded for ease of analysis.

Ending Basket Level	Stock Return	Total Return
180.00	80.00%	30.00000%
170.00	70.00%	30.00000%
160.00	60.00%	30.00000%
150.00	50.00%	30.00000%
140.00	40.00%	30.00000%
130.00	30.00%	30.00000%
120.00	20.00%	30.00000%
110.00	10.00%	15.00000%
105.00	5.00%	7.50000%
102.50	2.50%	3.7500%
100.00	0.00%	0.00000%
97.50	-2.50%	0.00000%
95.00	-5.00%	0.00000%
90.00	-10.00%	0.00000%
85.00	-15.00%	0.00000%
84.99	-15.01%	-0.01176%
80.00	-20.00%	-5.88235%
70.00	-30.00%	-17.64705%
60.00	-40.00%	-29.41175%
50.00	-50.00%	-41.17645%
40.00	-60.00%	-52.94115%
30.00	-70.00%	-64.70585%
20.00	-80.00%	-76.47055%
10.00	-90.00%	-88.23525%
0.00	-100.00%	-100.00000%

JPMorgan Structured Investments —	PS-4
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the total payment at maturity in different hypothetical scenarios is calculated.

Example 1: The level of the Basket increases from the Starting Basket Level of 100.00 to an Ending Basket Level of 105.00.

Because the Ending Basket Level of 105.00 is greater than the Starting Basket Level of 100.00 and the Basket Return of 5.00% multiplied by 1.50 does not exceed the Maximum Return of 30.00%, the investor receives a payment at maturity of $1,075.00 per $1,000 principal amount note, calculated as follows:

$1,000 + ($1,000 × 5.00% × 1.50) = $1,075.00

Example 2: The level of the Basket decreases from the Starting Basket Level of 100.00 to an Ending Basket Level 85.00.

Although the Basket Return is negative, because the Ending Basket Level of 90.00 is less than the Starting Basket Level of 100.00 by up to the Buffer Amount of 15.00%, the investor receives a payment at maturity of $1,000.00 per $1,000 principal amount note.

Example 3: The level of the Basket increases from the Starting Basket Level of 100.00 to an Ending Basket Level of 140.00.

Because the Ending Basket Level of 140.00 is greater than the Starting Basket Level of 100.00 and the Basket Return of 40.00% multiplied by 1.50 exceeds the Maximum Return of 30.00%, the investor receives a payment at maturity of $1,300.00 per $1,000 principal amount note, the maximum payment at maturity.

Example 4: The level of the Basket decreases from the Starting Basket Level of 100.00 to an Ending Basket Level 40.00.

Because the Ending Basket Level of 60.00 is less than the Starting Basket Level of 100.00 by more than the Buffer Amount of 15.00% and the Basket Return is -40.00%, the investor receives a payment at maturity of $705.8825 per $1,000 principal amount note, calculated as follows:

$1,000 + [$1,000 × (-40.00% + 15.00%) × 1.17647] = $705.8825

The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments —	PS-5
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

Selected Purchase Considerations

•	CAPPED APPRECIATION POTENTIAL — The notes provide the opportunity to enhance equity returns by multiplying a positive Basket Return by 1.50, up to the Maximum Return of at least 30.00%. Accordingly, assuming a Maximum Return of 30.00%, the maximum payment at maturity is $1,300.00 per $1,000 principal amount note. The Maximum Return will be provided in the pricing supplement and will not be less than 30.00%, and accordingly, the maximum payment at maturity will not be less than $1,300.00 per $1,000 principal amount note. Because the notes are our unsecured and unsubordinated obligations, the payment of which is fully and unconditionally guaranteed by JPMorgan Chase & Co., payment of any amount on the notes is subject to our ability to pay our obligations as they become due and JPMorgan Chase & Co.’s ability to pay its obligations as they become due.
•	LOSS OF PRINCIPAL BEYOND BUFFER AMOUNT — We will pay you your principal back at maturity if the Ending Basket Level is equal to or less than the Starting Basket Level by up to the Buffer Amount of 15.00%. If the Ending Basket Level is less than the Starting Basket Level by more than the Buffer Amount, for every 1% that the Ending Basket Level is less than the Starting Basket Level by more than 15.00%, you will lose an amount equal to 1.17647% of the principal amount of your notes. Under these circumstances, you will lose more than 15.00% of your principal amount at maturity and may lose all of your principal amount at maturity.
•	RETURN LINKED TO A BASKET OF 33 REFERENCE STOCKS — The return on the notes is linked to the performance of a Basket that consists of 33 Reference Stocks comprised of U.S. listed companies as set forth under “The Basket” on page PS-2 of this pricing supplement.
•	STOCK RETURN MEASURED FROM THE BASE DATE — The Stock Return is determined with reference to the performance of each Reference Stock from the Base Date, not the closing price of any Reference Stock on the Pricing Date.
•	TAX TREATMENT — You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Latham & Watkins LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the notes could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (such an index, a “Qualified Index”). Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

Withholding under legislation commonly referred to as “FATCA” may (if the notes are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the notes, as well as to payments of gross proceeds of a taxable disposition, including redemption at maturity, of a note, although under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no

JPMorgan Structured Investments —	PS-6
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

withholding will apply to payments of gross proceeds (other than any amount treated as interest). You should consult your tax adviser regarding the potential application of FATCA to the notes.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Basket or the Reference Stocks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.

Risks Relating to the Notes Generally

•	YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal. The return on the notes at maturity is linked to the performance of the Basket and will depend on whether, and the extent to which, the Basket Return is positive or negative. Your investment will be exposed to a loss on a leveraged basis if the Ending Basket Level is less than the Starting Basket Level by more than 15.00%. In this case, for every 1% that the Ending Basket Level is less than the Starting Basket Level by more than 15.00%, you will lose an amount equal to 1.17647% of the principal amount of your notes. Accordingly, you may lose some or all of your principal amount at maturity.
•	YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED TO THE MAXIMUM RETURN — If the Ending Basket Level is greater than the Starting Basket Level, for each $1,000 principal amount note, you will receive at maturity $1,000 plus an additional return that will not exceed the Maximum Return of at least 30.00%, regardless of the appreciation in the Basket, which may be significant.
•	CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. — The notes are subject to our and JPMorgan Chase & Co.’s credit risks, and our and JPMorgan Chase & Co.’s credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
•	AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
•	CORRELATION (OR LACK OF CORRELATION) OF THE REFERENCE STOCKS — The notes are linked to a Basket consisting of 33 Reference Stocks. Price movements of the Reference Stocks may or may not be correlated with each other. At a time when the value of one or more of the Reference Stocks increases, the value of the other Reference Stocks may not increase as much or may even decline. Therefore, in calculating the Ending Basket Level, increases in the value of one or more of the Reference Stocks may be moderated, or more than offset, by the lesser increases or declines in the values of the other Reference Stocks. In addition, high correlation of movements in the values of the Reference Stocks during periods of negative returns among the Reference Stocks could have an adverse effect on the payment at maturity on the notes. There can be no assurance that the Ending Basket Level will be higher than the Starting Basket Level.
•	NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS IN THE REFERENCE STOCKS — As a holder of the notes, you will not have any ownership interest or rights in any of the Reference Stocks, such as voting rights or dividend payments. In addition, the issuers of the Reference Stocks will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the relevant Reference Stocks and the notes.
•	NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this pricing supplement. You should undertake your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
•	NO INTEREST PAYMENTS — As a holder of the notes, you will not receive any interest payments.
•	LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMS intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a

JPMorgan Structured Investments —	PS-7
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes.

•	THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT — The final terms of the notes will be based on relevant market conditions when the terms of the notes are set and will be provided in the pricing supplement. In particular, each of the estimated value of the notes, the Upside Leverage Factor and the Maximum Return will be provided in the pricing supplement and each may be as low as the minimums for the estimated value of the notes set forth on the cover of this pricing supplement. Accordingly, you should consider your potential investment in the notes based on the minimums for the estimated value of the notes, the Upside Leverage Factor and the Maximum Return.

Risks Relating to Conflicts of Interest

•	POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and as an agent of the offering of the notes, hedging our obligations under the notes and making the assumptions used to determine the pricing of the notes and the estimated value of the notes when the terms of the notes are set, which we refer to as the estimated value of the notes. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the notes and the value of the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, the Reference Stock issuers or providing advisory services to the Reference Stock issuers. In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers, and these reports may or may not recommend that investors buy or hold the Reference Stocks. As a prospective purchaser of the notes, you should undertake an independent investigation of the Reference Stock issuers that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Risks Relating to the Estimated Value and Secondary Market Prices of the Notes

•	THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE NOTES — The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
•	THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER FROM OTHERS’ ESTIMATES — The estimated value of the notes is determined by reference to internal pricing models of our affiliates when the terms of the notes are set. This estimated value of the notes is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions. See “The Estimated Value of the Notes” in this pricing supplement.
•	THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE — The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
•	THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME PERIOD — We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an

JPMorgan Structured Investments —	PS-8
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by JPMS (and which may be shown on your customer account statements).

•	SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE NOTES — Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the notes.

The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity. See “— Lack of Liquidity” below.

•	SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS — The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the price of one share of each Reference Stock.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.

Risks Relating to the Basket

•	LIMITED TRADING HISTORY — Zoom Video Communications, Inc. commenced trading on the Nasdaq Stock Market on April 18, 2019, Snowflake Inc. commenced trading on the New York Stock Exchange on September 16, 2020 and UiPath, Inc. commenced trading on the New York Stock Exchange on April 21, 2021 and, therefore, have limited historical performance. Accordingly, historical information for these Reference Stocks are available only since those dates. Past performance should not be considered indicative of future performance.
•	THE ANTI-DILUTION PROTECTION FOR THE REFERENCE STOCKS IS LIMITED AND MAY BE DISCRETIONARY — The calculation agent will make adjustments to the Stock Adjustment Factor for each Reference Stock for certain corporate events affecting that Reference Stock. However, the calculation agent will not make an adjustment in response to all events that could affect each Reference Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.
•	THE REFERENCE STOCKS ARE CONCENTRATED IN THE TECHNOLOGY SECTOR — Most of the Reference Stocks have been issued by companies whose business is associated with the technology sector. Because the value of the notes is determined by the performance of the Basket consisting of the Reference Stocks, an investment in these notes will be concentrated in this sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting the technology sector than a different investment linked to securities of a more broadly diversified group of issuers.
•	IN SOME CIRCUMSTANCES, THE PAYMENT YOU RECEIVE ON THE NOTES MAY BE BASED ON THE VALUE OF CASH, SECURITIES (INCLUDING SECURITIES OF OTHER ISSUERS) OR OTHER PROPERTY DISTRIBUTED TO HOLDERS OF A REFERENCE STOCK UPON THE OCCURRENCE OF A REORGANIZATION EVENT — Following certain corporate events relating to a Reference Stock where its issuer is not the surviving entity, a liquidation of a Reference Stock issuer or other reorganization events affect a Reference Stock issuer as described in the accompanying product supplement, a portion of any payment on the notes may be based on the common stock (or other security) of a successor to that Reference Stock issuer or any cash or any other assets distributed to holders of that Reference Stock in the relevant corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. The specific corporate events that can lead to these adjustments and the procedures for selecting the Exchange Property (as defined in the accompanying product supplement) are described in the accompanying product supplement.

JPMorgan Structured Investments —	PS-9
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

The Basket and the Reference Stocks

Public Information

All information contained in this pricing supplement on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources, without independent verification. Each Reference Stock is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, and is listed on the exchange provided in the table below, which we refer to as the relevant exchange for purposes of that Reference Stock in the accompanying product supplement. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided in the table below, and can be accessed through www.sec.gov.

We do not make any representation that these publicly available documents are accurate or complete. We obtained the closing prices below from Bloomberg, without independent verification. The closing prices below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Reference Stock Issuer/Reference Stock		Bloomberg Ticker Symbol	Relevant Exchange	SEC File Number	Closing Price of the Reference Stock on the Pricing Date*
Accenture plc	Class A ordinary shares, par value $0.0000225 per share	ACN UN	New York Stock Exchange	001-34448
Adobe Inc.	Common Stock, $0.0001 par value per share	ADBE UW	NASDAQ Stock Market	0-15175
Advanced Micro Devices, Inc.	Common stock, par value $0.01 per share	AMD UW	The NASDAQ Global Select Market	001-07882
Amazon.com, Inc.	Common stock, par value $0.01 per share	AMZN UW	The NASDAQ Global Select Market	000-22513
Arista Networks, Inc.	Common Stock, $0.0001 par value	ANET UN	New York Stock Exchange	001-36468
Broadcom Inc.	Common stock, par value $0.001 per share	AVGO UW	The NASDAQ Global Select Market	1-38449
Cadence Design Systems, Inc.	Common Stock, $0.01 par value per share	CDNS UW	The NASDAQ Global Select Market	000-15867
Salesforce, Inc.	Common Stock, par value $0.001 per share	CRM UN	New York Stock Exchange	001-32224
CrowdStrike Holdings, Inc.	Class A common stock, par value $0.0005 per share	CRWD UW	NASDAQ Stock Market	001-38933
Cisco Systems, Inc.	Common Stock, par value $0.001 per share	CSCO UW	NASDAQ Stock Market	001-39940
Dell Technologies Inc.	Class C common stock, par value $0.01 per share	DELL UN	New York Stock Exchange	001-37867
Fortinet, Inc.	Common stock, par value $0.001 per share	FTNT UW	New York Stock Exchange	001-34511
General Motors Company	Common stock, par value $0.01	GM UN	New York Stock Exchange	001-34960
Alphabet Inc.	Class A common stock, par value $0.001 per share	GOOGL UW	NASDAQ Global Select Market	001-37580
HubSpot, Inc.	Common Stock, par value $0.001 per share	HUBS UN	New York Stock Exchange	001-36680
International Business Machines Corporation	Capital stock, par value $0.20 per share	IBM UN	New York Stock Exchange	1-2360
Meta Platforms, Inc.	Class A common stock, par value $0.000006 per share	META UW	NASDAQ Stock Market	001-35551
Marvell Technology, Inc.	Common stock, par value $0.002 per share	MRVL UW	NASDAQ Global Select Market	001-40357
Microsoft Corporation	Common stock, par value $0.00000625 per share	MSFT UW	NASDAQ Stock Market	001-37845
Micron Technology, Inc.	Common stock, par value $0.10 per share	MU UW	NASDAQ Global Select Market	1-10658
ServiceNow, Inc.	Common stock, par value $0.001 per share	NOW UN	New York Stock Exchange	001-35580
NVIDIA Corporation	Common stock, par value $0.001 per share	NVDA UW	NASDAQ Global Select Market	0-23985

JPMorgan Structured Investments —	PS-10
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

Reference Stock Issuer/Reference Stock		Bloomberg Ticker Symbol	Relevant Exchange	SEC File Number	Closing Price of the Reference Stock on the Pricing Date *
ON Semiconductor Corporation	Common Stock, par value $0.01 per share	ON UW	NASDAQ Stock Market	001-39317
Oracle Corporation	Common stock, par value $0.01 per share	ORCL UN	New York Stock Exchange	001-35992
Palo Alto Networks, Inc.	Common stock, $0.0001 par value per share	PANW UW	NASDAQ Stock Market	001-35594
UiPath, Inc.	Class A common stock, par value $0.00001 per share	PATH UN	New York Stock Exchange	001-40348
QUALCOMM Incorporated	Common Stock, $.0001 par value	QCOM UW	NASDAQ Stock Market	0-19528
Super Micro Computer, Inc.	Common Stock, $0.001 par value per share	SMCI UW	NASDAQ Global Select Market	001-33383
Snowflake Inc.	Class A common stock, par value $0.0001 per share	SNOW UN	New York Stock Exchange	001-39504
Toll Brothers, Inc.	Common Stock (par value $.01)	TOL UN	New York Stock Exchange	001-09186
Workday, Inc.	Class A Common Stock, par value $0.001	WDAY UW	NASDAQ Stock Market	001-35680
Zoom Video Communications, Inc.	Class A Common Stock, $0.001 par value per share	ZM UW	NASDAQ Global Select Market	001-38865
Zscaler, Inc.	Common Stock, $0.001 Par Value	ZS UW	NASDAQ Stock Market	001-38413

* To be provided in the pricing supplement

According to publicly available filings of the relevant Reference Stock issuer with the SEC:

•	Accenture is a global professional services company that helps the world’s leading businesses, governments and other organizations build their digital core, optimize their operations, accelerate revenue growth and enhance citizen services—creating tangible value at speed and scale.
•	Adobe is a global technology company with a mission to change the world through personalized digital experiences.
•	Advanced Micro Devices, Inc. is a semiconductor company.
•	Amazon.com, Inc. operates retail websites and offers programs that enable third parties to sell products on their websites.
•	Arista Networks is in the business of data-driven, client to cloud networking for large data center, campus and routing environments.
•	Broadcom Inc. designs, develops and supplies a range of semiconductor and infrastructure software solutions.
•	Cadence is in the business of electronic design, building upon more than 30 years of computational software expertise.
•	CrowdStrike Holdings provides cloud-delivered solutions for protection in security markets including endpoint security, IT operations and threat intelligence.
•	Cisco designs and sells a broad range of technologies that power the Internet.
•	Dell Technologies provides customers with a broad solutions portfolio for the data and artificial intelligence (“AI”) era, including traditional and modern infrastructure.
•	Fortinet, Inc. provides cybersecurity and networking solutions for organizations, including enterprises, communication service providers, security service providers, government organizations and small businesses.
•	General Motors Company designs, builds and sells trucks, crossovers, cars and automobile parts and provides software-enabled services and subscriptions.
•	Alphabet Inc. is a collection of businesses, the largest of which is Google Inc., which (i) offers products and platforms through which it generates revenues primarily by delivering both performance advertising and brand advertising and (ii) provides cloud services to businesses."
•	HubSpot, Inc. helps scaling companies deliver a delightful customer experience through their cloud-based customer relationship management platform.
•	IBM is a globally integrated enterprise that participates in a highly competitive environment.
•	Meta Platforms (formerly known as Facebook, Inc.) builds products that enable people to connect and share through mobile devices, personal computers, virtual reality headsets and in-home devices.
•	Marvell Technology is a supplier of infrastructure semiconductor solutions, spanning the data center core to network edge.
•	Microsoft Corporation is a technology company that develops and supports software, services, devices and solutions.
•	Micron Technology is a memory and storage solution company.
•	ServiceNow is a provider of enterprise cloud computing solutions that define, structure, manage and automate services across the global enterprise.
•	NVIDIA Corporation is a specialized technology company.
•	ON Semiconductor Corporation provides industry intelligent power and sensing solutions to help our customers solve challenging problems and create cutting edge products for a better future.
•	Oracle Corporation provides products and services that address enterprise information technology environments.
•	Palo Alto Networks, Inc. is a global cybersecurity provider with a vision of a world where each day is safer and more secure than the one before.

JPMorgan Structured Investments —	PS-11
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

•	UiPath, Inc. provides their customers with a set of capabilities that allow them to discover opportunities for automation, automate using a digital workforce that seamlessly collaborates with humans, and operate a mission critical automation program at scale.
•	Qualcomm provides an open applications platform for wireless devices to provide solutions for the wireless industry as it moves toward wireless Internet convergence.
•	Super Micro Computer, Inc. is a Silicon Valley-based provider of accelerated compute platforms that are application-optimized high performance and high-efficiency server and storage systems for a variety of markets, including enterprise data centers, cloud computing, artificial intelligence, 5G and edge computing.
•	Snowflake Inc. operates a platform that supports a range of use cases that enable its customers’ business objectives, including data warehousing, data lakes and Unistore, as well as collaboration, data engineering, cybersecurity, data science and machine learning and application development.
•	Toll Brothers, Inc. designs, builds, markets, sells, and arranges financing for an array of luxury residential single-family detached home, attached home, master-planned, and urban low-, mid-, and high-rise communities.
•	Workday is a provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world.
•	Zoom provides a video-first unified communications platform that delivers happiness and fundamentally changes how people interact.
•	Zscaler, Inc. pioneered a cloud platform, the Zscaler Zero Trust ExchangeTM platform, which represents a fundamental shift in the architectural design and approach to networking and security.

Historical Information Regarding the Basket and the Reference Stocks

The following graphs show the historical weekly performance of the Basket as a whole from April 23, 2021 through June 7, 2024, as well as the Reference Stocks (other than the common stocks of Snowflake Inc., UiPath, Inc. and Zoom Video Communications, Inc.) from January 4, 2019 through June 7, 2024, the common stock of Snowflake Inc. from September 18, 2020 through June 7, 2024, the common stock of UiPath, Inc. from April 23, 2021 through June 7, 2024, and the common stock of Zoom Video Communications, Inc. from April 19, 2019 through June 7, 2024. The graph of the historical Basket performance reflects that the closing level of the Basket on the Base Date was 100 and the Stock Weights were as specified under “The Basket” in this pricing supplement. The closing level of the Basket on June 10, 2024 was 100.91.

We obtained the various closing prices below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since the commencement of trading of each Reference Stock, the price of that Reference Stock has experienced significant fluctuations. The historical performance of each Reference Stock and the historical performance of the Basket should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of each Reference Stock or the levels of the Basket on the Pricing Date or the Valuation Date. There can be no assurance that the performance of the Basket will result in the return of any of your principal amount.

JPMorgan Structured Investments —	PS-12
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

JPMorgan Structured Investments —	PS-13
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

JPMorgan Structured Investments —	PS-14
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

JPMorgan Structured Investments —	PS-15
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

JPMorgan Structured Investments —	PS-16
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

JPMorgan Structured Investments —	PS-17
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

JPMorgan Structured Investments —	PS-18
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

JPMorgan Structured Investments —	PS-19
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

JPMorgan Structured Investments —	PS-20
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

JPMorgan Structured Investments —	PS-21
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

JPMorgan Structured Investments —	PS-22
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

JPMorgan Structured Investments —	PS-23
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

The Estimated Value of the Notes

The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Does Not Represent Future Values of the Notes and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the notes will be lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the notes. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.

Secondary Market Prices of the Notes

For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the

JPMorgan Structured Investments —	PS-24
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks

notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “What Is the Total Return on the Notes at Maturity, Assuming a Range of Performances for the Basket?” and “Hypothetical Examples of Amount Payable at Maturity” in this pricing supplement for an illustration of the risk-return profile of the notes and “Selected Purchase Considerations — Return Linked to a Basket of 33 Reference Stocks” in this pricing supplement for a description of the market exposure provided by the notes.

The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.

Supplemental Terms of the Notes

Any values of the Reference Stocks, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.

JPMorgan Structured Investments —	PS-25
Capped Buffered Return Enhanced Notes Linked to a Basket of 33 Reference Stocks